SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                    SECURITIES EXCHANGE ACT OF 1934


 X   Filed by the Registrant

___  Filed by a Party other than the Registrant

Check the appropriate box:

___  Preliminary Proxy Statement ___  Confidential, For Use of the Commission
                                      Only (as permitted by Rule 14a-6 (e) (2)

 X   Definitive Proxy Statement

___  Definitive Additional Materials

___  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                   IMMUCOR, INC. (Commission File No. 0-14820)
                 (Name of Registrant as Specified in Its Charter)

                            Richard J. Still,
                               Secretary
                             (770)441-2051
(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

 X    No fee required.

___   Fee computed on table below per Exchange Act Rules 14a-6 (i) (1) and 0-11.
     (1)  Title of each class of securities to which transaction applies;
     (2)  Aggregate number of securities to which transaction applies;
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined);
     (4)  Proposed maximum aggregate value of transaction;
     (5)  Total fee paid.

___   Fee paid previously with preliminary materials.

___ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11 (a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number or the form or schedule and the date of its filing.

     (1)  Amount previously paid;
     (2)  Form, Schedule or Registration Statement No.;
     (3)  Filing Party;
     (4)  Date Filed.


                              IMMUCOR, INC.
                           3130 Gateway Drive
                             P.O. Box 5625
                      Norcross, Georgia  30091-5625

           NOTICE OF ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                            DECEMBER 11, 1997.


	Notice hereby is given that the 1997 Annual Meeting of Shareholders (the "Meeting") of Immucor, Inc. will be held on Thursday, December 11, 1997, at 4:00 p.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial Blvd., Norcross, Georgia 30071 for the following purposes:

	1.	To elect seven members to the Board of Directors; and

	2.	To transact such other business as properly may come before the Meeting
    or any	adjournment thereof.

	Information relating to the above matters is set forth in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on October 31, 1997, will be entitled to receive notice of and to vote at the Meeting or at any adjournment thereof.

	A Proxy Statement and a Proxy solicited by the Board of Directors are enclosed herewith. Please sign, date and return the Proxy promptly in the enclosed envelope. If you attend the Meeting, you may, if you wish, revoke your Proxy and vote in person.

                                       	By Order of the Board of Directors,


                                        	RICHARD J. STILL
	                                        Secretary

Date:  November 7, 1997


PLEASE COMPLETE AND RETURN THE ENCLOSED PROXY PROMPTLY SO THAT YOUR VOTE MAY BE RECORDED AT THE MEETING IF YOU DO NOT ATTEND THE MEETING AND VOTE IN PERSON.


                            IMMUCOR, INC.
                          3130 Gateway Drive
                            P.O. Box 5625
                        Norcross, GA 30091-5625

                           PROXY STATEMENT

            FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                          DECEMBER 11, 1997.


	This Proxy Statement is furnished in connection with the solicitation of
 Proxies by the Board of Directors of Immucor, Inc. ("Immucor" or the
 "Company") for use at the Annual Meeting of Shareholders (the "Meeting")
 of the Company to be held on Thursday, December 11, 1997, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of the Meeting.  The Annual Meeting will be held at 4:00 p.m., local time, at the Holiday Inn Select-Peachtree Corners, 6050 Peachtree Industrial
 Blvd., Norcross, Georgia 30071.  It is anticipated that this Proxy
 Statement and the accompanying Proxy will be mailed to shareholders on or about November 7, 1997.  A copy of the Company's 1997 Annual Report is being mailed to the Company's shareholders along with this Proxy Statement.
	The record date for shareholders entitled to vote at the Meeting was Friday,
 October 31, 1997.  On that date, the Company had outstanding and eligible to be voted 8,110,671 shares of Common Stock, $.10 par value ("Common
 Stock"), with each share entitled to one vote.  There are no cumulative voting rights.  The presence, in person or by proxy, of a majority of the shares of Common Stock outstanding on the record date is necessary to constitute a quorum at the Annual Meeting.  Abstentions and broker nonvotes are counted for purposes of determining the presence or absence of a quorum for the transaction of business.

	Any Proxy given pursuant to this solicitation may be revoked prior to the Meeting by delivering an instrument revoking it, by delivering a duly executed Proxy bearing a later date to the Secretary of the Company or by voting in person at the Annual Meeting. If a Proxy is properly completed and returned by the shareholder in time to be voted at the Annual Meeting and is not revoked prior to the vote, it will be voted at the Meeting in the manner specified therein. If the Proxy is returned but no choice is specified therein, it will be voted "FOR" the election to the Board of Directors of all the nominees listed below under "ELECTION
 OF DIRECTORS," (or any substitute nominee designated by the Board).

                        ELECTION OF DIRECTORS

	The number of directors has been set by the Board of Directors at seven. The Board of Directors has nominated the seven persons listed below to serve as directors until the next annual meeting after they are elected or until their earlier death, resignation or removal from office. All of the nominees are currently directors of the Company. Messrs. Gallup, Eatz, Still, and De Chirico are also the executive officers of the Company. All executive officers serve at the pleasure of the Board of Directors.

 Directors are elected by a plurality of the votes cast by the holders of the Company's Common Stock at a meeting at which a quorum is present. A "plurality" means that the nominees who receive the largest number of votes cast are elected as directors up to the maximum number of directors to be chosen at the meeting. Shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to specific nominees. Because directors are elected by a plurality of the votes cast, shares which are withheld from voting will not be counted and will have no legal effect.

	In the event that any person nominated for director by the Board of Directors withdraws or for any reason is not able to serve as a director, the Proxy will be voted for such other person, if any, as may be designated by the Board of Directors as a substitute nominee, but in no event will the Proxy be voted for more than seven nominees. The Board of Directors has no reason to believe that any nominee will not serve if elected.


	The nominees have supplied the Company with the following information concerning their current age and positions with the Company or other principal employment:
                                                              	Director
Nominee		         Age          	Principal Occupation		          	Since

Edward L. Gallup		58   	Chairman of the Board of Directors,  		   1982
	                       President and	Chief Executive Officer of the Company
Ralph A. Eatz		   53    Senior Vice President -                  	1982
                        Operations of the Company
Richard J. Still		48	   Senior Vice President -                   1982
                        Finance, Treasurer and Secretary of the Company
Daniel T.
 McKeithan	      	73   	Consultant to health care companies    			1983
Didier L. Lanson 	47   	Vice President, SyStemix, Inc.,           1989
                        A Novartis Company
Dr. Gioacchino
 De Chirico	      44  	President of Immucor Italia S.r.l.     				1994
G. Bruce Papesh 		50	    President, Dart, Papesh & Co.		        		1995

	Edward L. Gallup has been Chairman of the Board of Directors, President and
 Chief Executive Officer of the Company since its founding.  Mr. Gallup has worked in the blood banking business for over 33 years.

	Ralph A. Eatz, who has been working in the blood banking reagent field for over 29 years, has been a director and Vice President - Operations of the Company since its founding, and Senior Vice President - Operations since
 December 1988.

	Richard J. Still has been a director of the Company since August 1982, Vice
 President - Finance (August 1982 to November 1988) and now Senior Vice
 President - Finance (since December 1988), and Secretary and Treasurer since February 1983.  He has worked in the blood banking reagent business for over 25 years.

	Daniel T. McKeithan has been a director of the Company since February 28, 1983. Since 1986, he has served as a consultant to health care companies.
 From April 1979 until March 1986 he was employed by Blood Systems, Inc., a supplier of blood and blood products, as a general manager and as Executive
 Vice President of Operations. Mr. McKeithan also has 29 years experience in pharmaceutical and diagnostic products with Johnson and Johnson, Inc., including Vice President - Manufacturing of the Ortho Diagnostic Systems division.

	Didier L. Lanson has been a director of the Company since October 24, 1989.
 Since September 1992, he has served as Vice President, Europe, of SyStemix
 International, subsidiary of SyStemix, Inc., a publicly traded biotechnology company recently acquired by Novartis Biotech Holding Corporation, a wholly owned subsidiary of Novartis Inc., and primarily engaged in the development of cellular processes and cellular products.  He was an Administrator and the President and CEO of Diagnostics Transfusion ("DT"), a French
 corporation which manufactures and distributes reagent products, and
 President and CEO of ESPACE VIE, a French corporation which develops and markets pharmaceutical blood based products and biotech products, from 1987 until December 1991.

	Dr. Gioacchino De Chirico has been President of Immucor Italia S.r.l. since
 February 1994.  From 1989 until 1994, he was employed in the United States by Ortho Diagnostic Systems, Inc., a Johnson and Johnson Company, as General
 Manager, Immunocytometry, with worldwide responsibility.  From 1979 until
 1989, he was with Ortho Diagnostic Systems, Inc., in Italy, where he began as a sales representative and held several management positions, including
 Product Manager and European Marketing Manager for Immunology and Infectious
 Disease products.

	G. Bruce Papesh is the co-founder of Dart, Papesh & Co., a Lansing, Michigan based company that provides investment consulting and other financial services.  He has served as President of Dart, Papesh & Co. Inc., since
 1987.  Mr. Papesh has over 27 years of experience in investment services while serving in stock broker, consulting and executive management positions.  He provides investment services to Kenneth B. Dart and Robert C.
 Dart and their affiliates.  Mr. Papesh also serves as a Director and as
 Secretary of Neogen Corporation, an agricultural biotechnology company.


	There are no family relationships among any of the directors or executive officers of the Company.

	For information concerning the number of shares of the Company's Common Stock held by each nominee, see "PRINCIPAL HOLDERS OF VOTING SECURITIES" below.

	THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" ELECTION OF EACH
 OF THE NOMINEES WHOSE NAMES APPEAR ABOVE AND PROXIES EXECUTED AND
 RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED
 THEREON.

                PRINCIPAL HOLDERS OF VOTING SECURITIES

	The following table sets forth as of October 31, 1997, the number of shares of Common Stock of Immucor beneficially owned by each director of the
 Company, and by each person known to the Company to own more than 5% of the outstanding shares of Common Stock, and by all of the executive officers and directors of the Company as a group.

Name of Beneficial Owner
(and address for those                   	Shares	                Percent
owning more than five percent)          	Owned(1)              	of Class(1)

Edward L. Gallup                       	231,357(2)                	2.8%

Ralph A. Eatz                          	307,526(2)                	3.7%

Richard J. Still 	                      159,250(2)	                1.9%

Dr. Gioacchino De Chirico	               37,500(3)                  	*

Didier L. Lanson                         	8,750(4)	                  *

Daniel T. McKeithan                     	53,778(4)                  	*

G. Bruce Papesh                            	500(5)	                  *

Kenneth B. Dart
P.O. Box 31300-SMB
Grand Cayman, Cayman Islands, BWI	      472,675(6)                 5.8%

All directors and executive officers
as a group (seven persons)             	798,661                   	8.9%

	* less than 1%.

 (1)	Except as otherwise noted herein, percentages are determined on the basis of 8,110,671 shares of Common Stock issued and outstanding plus securities deemed outstanding pursuant to Rule 13-3(d)(1) of the Securities Exchange Act of 1934, as amended. As a result, the percentage of shares of Common Stock is calculated assuming that the beneficial owner has exercised any options held by such beneficial owner that are currently exercisable, or exercisable within 60 days of October 31, 1997, and that no other options have been exercised by anyone else. Unless otherwise indicated, the Company believes the beneficial owner has sole voting and investment power over such shares.

 (2)	Includes for each person an option to acquire 89,250 shares at an exercise price of $9.33 and an option to acquire 30,000 shares at an exercise price of $6.00.

 (3)	Includes a currently exercisable option to acquire 7,500 shares of
 Common Stock at an exercise price of $6.00 and an option to acquire 30,000 shares of Common Stock at an exercise price of $6.00.

 (4)	Includes a currently exercisable option to acquire 3,750 shares at $5.40 per share and a currently exercisable option to acquire 5,000 shares at $6.00 per share.

 (5) Includes 400 shares over which Mr. Papesh shares investment power in his role as an investment advisor.

 (6)	Pursuant to SEC Form 13D/A filed on December 19, 1996 (filed on May 15,
 1997 electronically), 236,338 shares (2.91%) were owned by Kenneth B. Dart, P.O. Box 31300-SMB, Grand Cayman, Cayman Islands, BWI, and 236,337 shares (2.91%) were owned by Robert C. Dart, c/o Dart Management Limited, P.O. Box 31363-SMB, Grand Cayman, Cayman Islands, BWI. All such shares (472,675 total, or 5.8%) are deemed under common control of Kenneth B. Dart as a result of an oral understanding by and between Kenneth B. Dart and Robert C. Dart.



             MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

 The Board of Directors conducts its business through meetings of the Board and through committees established in accordance with the Company's Bylaws. The Board of Directors has established an Audit Committee which has the responsibility of reviewing the Company's financial statements with management and the independent auditors prior to the publication of such statements and determining that all audits and examinations required by law are performed. Messrs. Still, McKeithan, Lanson, and Papesh are members of the Company's Audit Committee. The Board of Directors has also established a Stock Option Committee which has the authority to grant stock options to employees from time to time, and to administer the Company's various stock plans. Messrs. Gallup, Eatz, and Still are members of the Company's Stock Option Committee. The Stock Option Committee may not grant options to any of the Company's Executive Officers without the approval of the Compensation Committee. The Compensation Committee established by the Board is responsible for setting the annual compensation of the Company's four executive officers. Messrs. Eatz, McKeithan, Lanson, and Papesh are members of the Compensation Committee. The Board does not have a standing nominating committee.

	The Board of Directors met five times, the Audit Committee and the Compen-sation Committee met once, and the Stock Option Committee met four times during the fiscal year ended May 31, 1997. Each Director attended at least
 75% of the total of all meetings of the Board of Directors and any committee on which he served.

 Compensation Committee Interlocks and Insider Participation

	The Compensation Committee has responsibility for determining the types and amounts of executive compensation, including setting the number of stock options that can be granted to executive officers as a group.  The Stock
 Option Committee determines the number of shares to be granted to individual executive officers.  Ralph A. Eatz has been a director and Vice President -
 Operations of the Company since its founding, and Senior Vice President -
 Operations since December 1988 and participates in decisions on executive compensation.  Neither Mr. McKeithan, Mr. Lanson nor Mr. Papesh are, nor
 have they ever been, officers or employees of the Company. Edward L. Gallup,
 Ralph A. Eatz, and Richard J. Still are the founders of the Company, have been directors and executive officers of the Company since its inception, and each of them participates in decisions on all stock options granted.


                          EXECUTIVE COMPENSATION

 The following table sets forth the compensation earned by the Company's Chief Executive Officer and all of the Company's other executive officers for services rendered in all capacities to the Company for the last three fiscal years.

                        SUMMARY COMPENSATION TABLE

                                                       		Long Term
		                                                      Compensation
		                       Annual Compensation             	Awards
                                                        Securities 	All Other
Name and			                             	Other Annual  	Underlying 	Compensa-
Principal Position Year Salary Bonus(1) Compensation(2) Options(3)  tion (4)
Edward L. Gallup	  1997	$183,993	 $	-      	$33,415       			-	     		$4,812
Chrmn of Board,    1996	$176,587	 $	-      	$31,633       			-		     	$4,945
President & Chief  1995	$170,180	 $10,000	  $28,778		    	60,000		   	$4,906
Exec. Officer

Ralph A. Eatz	     1997	$178,593 	$	-      	$28,108		       	-	     		$4,782
Director & Sr.V.P 	1996 $170,913 	$	-	      $26,738	       		-		     	$4,975
 - Operations	     1995	$164,780 	$10,000	  $24,586	    		60,000   			$4,911

Richard J. Still	  1997	$178,593 	$	-	      $24,639		       	-	     		$4,778
Director, Sr. V.P. 1996	$170,981	 $	-      	$23,058		       	-			     $5,038
Fin., Treas. & Sec 1995 $164,780	 $10,000  	$21,816		    	60,000   			$4,808

Josef Wilms (5)	   1997	$193,548	 $	-	      $16,093       			-	        		-
Pres.,Immucor GmbH 1996	$202,131 	$	-	      $17,663	       		-	        		-
	                  1995	$192,714 	$10,000  	$18,709	    		60,000		      	-

Dr. Gioacchino (6) 1997	$177,188 	$	-      	$13,021			       -           -
  De Chirico Pres. 1996	$180,073 	$	-      	$11,731          -        			-
Immucor Italia &  	1995 $163,336 	$10,000  	$11,350	    	 60,000     				-
Director

 (1)	Represents for 1995 a bonus which was accrued for the year ended May 31,
 1995, and was paid in August 1995.
 (2)	Includes the value of life insurance premiums and an allowance for auto-
 mobile expenditures for each of the above named executive officers as follows:  For 1997 - for Mr. Gallup, Eatz, Still, Wilms, and De Chirico,
 life insurance premiums of $23,815, $18,508, $15,039, $1,898 and $3,421, respectively, and an allowance for automobile expenditures for Mr. Gallup, Eatz, and Still of $9,600 each, for Mr. Wilms $14,195, and for
 Dr. De Chirico $9,600.  For 1996 - for Mr. Gallup, Eatz, Still, Wilms, and
 De Chirico, life insurance premiums of $22,033, $17,138, $13,458, $2,059, and $2,131, respectively, and an allowance for automobile expenditures for
 Mr. Gallup, Eatz, and Still of $9,600 each, for Mr. Wilms $15,604, and for
 Dr. De Chirico $9,600.  For 1995 - for Mr. Gallup, Eatz, Still, Wilms, and
 De Chirico, life insurance premiums of $19,178, $14,986, $12,216, $2,009 and $1,750 respectively, and an allowance for automobile expenditures for
 Mr. Gallup, Eatz, and Still of $9,600 each, and for Mr. Wilms $16,700, and for Dr. De Chirico $9,600.
 (3) Represents options granted under the 1995 Stock Option Plan to purchase shares of the Company's Common Stock at an exercise price of $6.00. 50% of the options are exercisable beginning January 2, 1997, and 25% per year thereafter.
 (4)  Represents amounts the Company contributed to the 401(k) retirement plan on behalf of the named executive officers.
 (5)	Mr. Wilms resigned as President of Immucor GmbH in July 1997.
 (6)	Dr. De Chirico became an executive officer and director of the Company on December 1, 1994.


 Stock Options

	Options Granted. No options were granted during the fiscal year ended May 31, 1997.

 Option Holdings

 The table below presents the value of unexercised options held as of the end of the fiscal year by each of the Company's executive officers.

                    FISCAL YEAR-END OPTION VALUES

                	     Number of Securities
	                    Underlying Unexercised         	Value of Unexercised
				                    Options at	                	In-the-Money Options at
				                   May 31, 1997                   		May 31, 1997(1)
		               		Exercisable	Unexercisable    	Exercisable  Unexercisable
Edward L. Gallup    119,250     30,000              	$86,250     	$86,250
Ralph A. Eatz 	    	119,250    	30,000             	  86,250      	86,250
Richard J. Still 	 	119,250    	30,000             	  86,250      	86,250
Dr. Gioacchino       37,500	    37,500              	118,594      	97,031
  De Chirico
Josef Wilms (2)	   	263,000    	30,000              	247,969      	86,250

 (1)  	Based on the difference between the exercise price and the closing price for the Common Stock on May 31, 1997, of $8.875 as reported by NASDAQ.
 (2)  	Includes warrants to purchase 143,750 shares of Common Stock at an exercise price of $7.75, issued in connection with the acquisition of GmbH.

Employment Contracts, Termination of Employment and Change of Control
 Arrangements

	The Company has in effect employment agreements (the "Agreements") with three of its executive officers: Edward L. Gallup, Ralph A. Eatz, and Richard J. Still (individually, "the Employee") entered into on January 1, 1986. Each of the Agreements renews for a period of five years from each anniversary date unless sooner terminated. If the Company terminates the employment of the Employee "without cause", the Employee would receive his base annual salary for the remainder of the five year period as renewed in a single lump sum payment upon such termination. "Without cause" is defined in the Agreements to include (i) the sale, exchange, or other disposition, in one transaction, or in a series of related transactions, of 20% of the Company's outstanding shares of capital stock (but not including a purchase and sale of the Company's Common Stock by an underwriter in a public offering), (ii) the sale of substantially all of the Company's assets to a purchaser or a group of associated purchasers, whether in a single trans-action or a series of related transactions, (iii) under certain circum-stances, the merger or consolidation of the Company, or (iv) the occurrence of any change in control of the Company within the meaning of the federal securities laws. "Without cause" also includes the relocation of the Employee without the Employee's consent.

	Immucor GmbH had in effect an employment agreement with Josef Wilms, prior to his resignation, effective for an indefinite period and subject to termination by either party at the end of each calendar half year upon six months prior notice. This Agreement was canceled upon Mr. Wilms' resignation on July 25, 1997. In connection with Mr. Wilms' resignation, the Company and Mr. Wilms entered into a Consulting Agreement dated as of July 26, 1997, pursuant to which Mr. Wilms agreed to provide consulting services to the Company related to the domestic and international sales and marketing of products by the Company and Immucor GmbH. Under the Consulting Agreement, Mr. Wilms will remain a Managing Director of Immucor GmbH, with limited authority, during the term of the agreement. For these services, Mr. Wilms will be paid consulting fees of DM 27.000 (approximately U.S. $15,415) per month. With respect to these fees, the Company will retain
 DM 10.000 (approximately U.S. $5,710) each month and apply it to Mr. Wilms' debts to the Company. See "Certain Relationships and Related Transactions." The initial term of this agreement was until October 31, 1997, but the Company has extended its term until December 31, 1997. Under the Consulting Agreement, Mr. Wilms has agreed that during the term of the agreement and for a period of two years thereafter, he will not compete with the Company, Immucor GmbH or any related company.

	The Company has in effect employment agreements (collectively, the "Agreement") with Dr. Gioacchino De Chirico entered into on December 31, 1993. The Agreement renews for a period of five years from each anniversary date unless sooner terminated based upon sales performance of Immucor Italia. The Company may only terminate the employment agreement "for cause", as defined in the Agreement. If the Company terminates the employment of Dr. De Chirico "without cause", Dr. De Chirico would receive his base annual salary for the remainder of the five year period as renewed upon such termination. Dr. De Chirico has agreed to refrain from competition with Immucor Italia, S.r.l. following the termination of the Agreement for a period of two years if he is terminated without cause, and for a period of four years if he is terminated for cause or if he voluntarily terminates the Agreement.


Compensation Committee Report

Executive Officer Compensation

	Daniel T. McKeithan, Didier L. Lanson, G. Bruce Papesh, and Ralph A. Eatz are the members of the Compensation Committee of the Company's Board of Directors which was formed on November 10, 1992. The Compensation
 Committee annually determines the salary, incentive bonus, and other compen-sation to be provided to the Company's executive officers. The Committee believes the Board must act on the shareholders' behalf when establishing executive compensation programs, and the Committee has developed a compen-sation policy which is designed to attract and retain qualified key executive officers critical to the Company's overall long-term success. As a result the Committee develops a base salary, bonus incentive, and other long-term incentive compensation plan for its executive officers.

	Base Salary. The base salaries for the executive officers are governed by the terms of their employment agreements. See "Employment Contracts, Termination of Employment and Change of Control Arrangements" above. The employment agreements contain the general terms of each officer's employment and establish the minimum compensation that such officers are entitled to receive, but do not prohibit, limit or restrict these officers' ability to receive additional compensation from the Company, whether in the form of base salary, bonus, stock options or otherwise. In determining whether the base salaries of the executive officers should be increased, the Committee considers numerous factors including the qualifications of the executive officer and the amount of relevant individual experience the executive officer brings to the Company, the financial condition and results of operations of the Company, and the compensation necessary to attract and retain qualified management.

 The Compensation Committee awarded four percent (4%) increases in the base salaries of the executive officers in August 1995, August 1996 and August 1997.

	Incentive Bonus. Each year the Compensation Committee recommends to the Board of Directors an incentive cash bonus pool to be paid to the Company's executive officers, as well as all other managers within the Company, based upon the Company's operating results. The amount of the bonus pool varies from year to year at the discretion of the Compensation Committee. In 1995 the amount of the bonus pool available to the Company's executive officers and managers was 2.5% of consolidated operating income (before the bonus expense) and was payable if the Company attained a 9% increase in income from operations, as adjusted, over the previous year. The Company's executive officers could not receive more than 40% of the total bonus pool. Income from operations is adjusted by adding back instrument research and development spending and prior year restructuring and other non-recurring charges. If the 9% goal is exceeded, for each one percent increase in operating income above the goal, the bonus pool will be increased by 0.1%.
 In 1995, consolidated operating income, as adjusted, exceeded the prior year by 12.8%. Therefore, the goal was met and exceeded, and a bonus pool of $143,000 was allocated among the Company's executive officers and managers.
 No bonuses were paid in 1996 or 1997. The Company anticipates that a bonus pool will be recommended in the future.


	Long-Term Incentives. The Company's stock option program is the Company's primary long term incentive plan for executive officers and other key employees. The Compensation Committee reviews the financial performance of the Company, such as increases in income from operations and earnings per share, in determining whether options should be granted, the number of options to be granted, and the number of options that can be granted to executive officers as a group. The Stock Option Committee then determines the number of shares to be granted to individual executive officers. In this way the long-term compensation of executive officers and other key employees are aligned with the interests of the Company's shareholders.
 As a result each key individual is provided a significant incentive to effect the Company's performance from the perspective of an owner of the business with an equity stake. The number of shares subject to each option grant is based upon the executive officer's tenure, level of responsibili-ties and position within the Company. Stock options are granted at market price and will only increase in value if the Company's stock price increases. In addition, all stock option grants require various periods of minimum employment beyond the date of the grant in order to exercise the option. During 1995, the Company implemented the 1995 Stock Option Plan, a broad based plan, and issued options to executive officers and other key employees. No options were issued to executive officers in 1996 or 1997.

 Chief Executive Officer Compensation

	No statistical criteria were used to establish the compensation of Mr. Gallup, but rather his base salary, stock options and portion of the bonus pool were subjectively determined taking into account he was one of the founders of the Company, has been Chairman of the Board of Directors, President and Chief Executive Officer of the Company since 1983, and has worked in the blood banking business for over 33 years. During 1995, the Stock Option Committee determined to grant each executive officer of the Company an equal number of stock options. In addition, the Compensation Committee subjectively decided to award each executive officer an equal bonus from the bonus pool. The amount of the bonus pool for 1995 was determined as discussed above. The Compensation Committee believes the bonus paid and the options granted to Mr. Gallup will help align his interests with those of the Company and its shareholders. No bonus was earned by, or options granted to, Mr. Gallup in 1996 or 1997.

Section 162(m) of the Internal Revenue Code

 Section 162(m) of the Internal Revenue Code limits, with certain exceptions, the Company's corporate tax deduction for compensation paid to certain officers of the Company to no more than $1,000,000 per executive per year. Given the current level of compensation paid to the executive officers of the Company, the Company has not needed to address Section 162(m).

     Compensation Committee Members			Stock Option Committee Members
         	Daniel T. McKeithan		         			Edward L. Gallup
          Didier L. Lanson					           	Ralph A. Eatz
          G. Bruce Papesh						            Richard J. Still
          Ralph A. Eatz


Performance Graph

	The following performance graph compares the cumulative total shareholder return on an investment of $100 in the Common Stock of the Company for the last five fiscal years with the total return of the S & P 500 and a Peer
 Group Index for the Company's last five fiscal years. There is only one other public company engaged in the blood bank reagent business that is not a division of a larger publicly-held company. For this reason the Peer
 Group Index is Gamma Biologicals, Inc.

              COMPARISON OF CUMULATIVE TOTAL RETURNS*
                    Starting
                    Basis
Description         1992     1993     1994     1995     1996     1997

Immucor, Inc. %              -38.46   -16.67    82.50    32.88    -26.80
Immucor, Inc. $    $100.00   $61.54   $51.28   $93.59  $124.36    $91.02

S & P 500 %                   11.61     4.26    20.19    28.44     29.29
S & P 500 $        $100.00  $111.61  $116.36  $139.86  $179.63   $232.25

Peer Grp Only %              -36.06    98.11   -31.89    -4.80      2.84
Peer Grp Only $    $100.00   $63.94  $126.68   $86.28   $82.14    $84.47

Peers & Immucor %            -37.88    12.95    31.40    24.39    -21.96
Peers & Immucor $  $100.00   $62.12   $70.17   $92.21  $114.70    $89.51


             ASSUMES INITIAL INVESTMENT OF $100 ON JUNE 1, 1992
               *TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
             NOTE:  TOTAL RETURNS BASED ON MARKET CAPITALIZATION

Compensation of Directors

	Members of the Board of Directors, who are not also executive officers of the Company, receive $500 per meeting and are reimbursed for all travel expenses to and from meetings of the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

	Section 16(a) of the Securities Exchange Act of 1934 and regulations of the
 Securities and Exchange Commission thereunder require the Company's executive officers and directors and persons who own more than ten percent of the Company's Common Stock, as well as certain affiliates of such persons, to file initial reports of ownership and changes in ownership with the Securities and Exchange Commission.  Executive officers, directors and persons owning more than ten percent of the Company's Common Stock are required by Securities and Exchange Commission regulation to furnish the
 Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it and written representations that no other reports were required for those persons, the
 Company believes that, during the fiscal year ended May 31, 1997, all filing requirements applicable to its executive officers, directors, and owners of more than ten percent of the Company's Common Stock were complied with.


Certain Relationships and Related Transactions

	Immucor GmbH leases approximately 1,566 square meters of space from the son of Mr. Wilms, who formerly was the President of Immucor GmbH and a director of the Company until his resignation in July 1997.  Rental payments for the
 1997 fiscal year totaled $209,127, and the lease term extends through
 April 2009.

	In fiscal year 1997, the Company loaned Mr. Wilms $300,000 at 6% interest, secured by his warrants to purchase 143,750 shares of the Company's Common
 Stock. At May 31, 1997 and July 31, 1997, the amount outstanding under the loan was $309,000 and $312,000 including accrued interest.

	In July 1997, management of the Company discovered that Mr. Wilms had caused
 Immucor GmbH to make unauthorized loans to him since 1994.  The amounts advanced were documented in the records of Immucor GmbH, including interest rates ranging from 7.75% to 9.5%, and were generally paid down by the end of each accounting period, but were not disclosed to Company's management.  The largest aggregate amounts outstanding were $29,560 in fiscal 1994, $290,422 in fiscal 1995, $669,398 in fiscal 1996 and $1,310,730 in fiscal 1997.  At
 July 31, 1997, the aggregate outstanding amount payable was approximately
 $1,232,973.

	Mr. Wilms, his wife and son have granted liens on certain property owned by them in Germany and Portugal to collateralize the loans from the Company and
 Immucor GmbH, and Mr. Wilms has agreed to grant liens on additional property owned by him and located in the United States.  Management believes that the value of the collateral significantly exceeds the outstanding loan amounts.

	Mr. Wilms agreed to pay all amounts borrowed from the Company and Immucor GmbH, plus interest at 8.25%, plus the Company's expenses in securing the loans, by October 31, 1997. Although the loans have not been repaid to date, the Company has agreed to extend the date for payment of these loans to December 31, 1997 based upon the Company's belief that Mr. Wilms has been working diligently to obtain the funds. If these amounts are not fully repaid by that date, the Company intends to arrange for the sale of some or all of the collateral to the extent necessary to recover the unpaid balance of the loans at that date.

	Mr. Wilms has resigned as a director of the Company and as an employee of Immucor GmbH, but will remain a Managing Director of Immucor GmbH, with limited authority, through December 31, 1997. Mr. Wilms is expected to provide consulting services to the Company pursuant to the Consulting
 Agreement through December 31, 1997. See "Employment Contracts, Termination of Employment and Change of Control Arrangements."


INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

	Ernst & Young LLP, Atlanta, Georgia, acted as the Company's independent certified public accountants for the fiscal year ended May 31, 1997.

	Representatives of Ernst & Young LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they desire to do so and to respond to appropriate questions.

	On May 7, 1996, the Company dismissed Deloitte & Touche LLP as its indepen-
 dent accountant upon the recommendation of the Company's Audit Committee and the approval of the Company's Board of Directors.  Deloitte & Touche LLP's
 report on the Company's consolidated statements of income, shareholders'
 equity, and cash flows for the year ended May 31, 1995 did not contain any adverse opinion or any disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles.

	During the two most recent fiscal years and the subsequent interim period preceding Deloitte & Touche LLP's dismissal, there were no disagreements between the Company and Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure which, if not resolved to the satisfaction of Deloitte & Touche
 LLP, would have caused Deloitte & Touche LLP to make a reference to the sub-ject matter of such disagreement in connection with its reports.

	The Company has not yet selected anyone to act as the Company's independent certified public accountants for its fiscal year ending May 31, 1998.  The
 Board makes such a selection annually at an Audit Committee meeting at the end of the calendar year.

MISCELLANEOUS

	The expenses of this solicitation, including the cost of preparing and mail-
 ing this Proxy Statement, will be paid by the Company.  Copies of solicitation material may be furnished to banks, brokerage houses and other custodians, nominees and fiduciaries for forwarding to the beneficial owners of shares  of the Company's Common Stock, and normal handling charges may be paid for  such forwarding service.  In addition to solicitations by mail, directors and regular employees of the Company may solicit Proxies in person or by telephone, telegraph or otherwise.

	The Company will furnish without charge a copy of its Annual Report on Form
 10-K filed with the Securities and Exchange Commission for the fiscal year ended May 31, 1997, including financial statements and schedules thereto, to any record or beneficial owner of its Common Stock as of October 31,
 1997, who requests a copy of such report.  Any request for the Form 10-K should be in writing addressed to:  Richard J. Still, Senior Vice President
 - Finance, Secretary and Treasurer, Immucor, Inc., 3130 Gateway Drive, PO
 Box 5625, Norcross, GA 30091-5625.  If the person requesting the Form 10-K was not a shareholder of record on October 31, 1997, the request must include a representation that such person was a beneficial owner of Common Stock of the
 Company on that date.  A copy of any exhibits to the Form 10-K will be furnished on request and upon the payment of the Company's expenses in furnishing such exhibits.

SHAREHOLDER PROPOSALS
 Proposals of shareholders intended to be presented at the Company's 1998 annual meeting must be received by the Company no later than July 10, 1998, in order to be considered for inclusion in the Company's Proxy Statement and form of Proxy for that meeting.

OTHER MATTERS WHICH MAY COME BEFORE THE MEETING

	The Board of Directors knows of no matters other than those stated above which are to be brought before the Meeting. However, if any other matter should be presented for consideration and voting, it is the intention of the persons named in the enclosed form of Proxy to vote the Proxy in accordance with their judgment on such matter.

                                    	By Order of the Board of Directors


                                    	RICHARD J. STILL
                                    	Secretary

November 7, 1997




  PROXY                       IMMUCOR, INC.                          PROXY

         This proxy is solicited by the Directors of Immucor, Inc.
            for the Annual Meeting of Shareholders to be held on
                      Thursday, December 11, 1997

 The undersigned hereby appoints Edward L. Gallup and Richard J. Still, or either of them, with individual power of substitution, proxies to vote all shares of Common Stock of Immucor, Inc. which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held on Thursday, December 11, 1997, and at all adjournments thereof, on the matters specified on the reverse, in the manner specified on the reverse.

 IF NO PREFERENCE IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL OF THE NOMINEES.

 Important: Please sign this Proxy exactly as your name or names appear hereon. If shares are held by more than one owner, each must sign. Executors, administrators, trustees, guardians, and others signing in a representative capacity should give their full titles.

HAS YOUR ADDRESS CHANGED?

_________________________

_________________________

_________________________




IMMUCOR, INC.

RECORD DATE SHARES:




  1. Election of Directors:

  ___ For

  ___ Withhold

  ___ For All Except

         Edward L. Gallup, Ralph A. Eatz, Richard J. Still,
               Daniel T. McKeithan, Didier L. Lanson,
             Dr. Gioacchino De Chirico, G. Bruce Papesh



        (Instructions:  To withhold authority to vote for any
       nominee, mark the "For All Except" box and strike a line
        through the nominee's name in the list provided above.)


  2. In accordance with their judgment upon such other matters as may properly come before the Meeting.


Please be sure to sign and date this Proxy.  Date _____________, 1997

__________________     __________________
Shareholder sign here		Co-owner sign here

Mark box at right if address change has been
noted on the reverse side of the card.   _______



DETACH CARD	                      IMMUCOR, INC.



 Dear Shareholder:

 Please take note of the important information enclosed with this Proxy Card. There are a number of issues related to the management and operation of your Company that require your immediate attention and approval. These are discussed in detail in the enclosed proxy materials. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

 Please mark the boxes on the proxy card to indicate how your shares should be voted. Then sign and date the card, detach it and return your proxy vote in the enclosed postage paid envelope.

 Your vote must be received prior to the Annual Meeting of Shareholders, December 11, 1997.

 Thank you in advance for your prompt consideration of these matters.

 Sincerely,

 Immucor, Inc.